Exhibit 10.1

MARIZYME, INC.

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

April 13, 2023

Dear Warrant Holder:

Reference is made to the Common Share Purchase Warrants of Marizyme, Inc. (the “Company”) dated August 4, 2020 (the “Warrants”). According to the Company’s records, you are a holder of one or more of the Warrants (“you” or the “Warrant Holder”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Warrants.

The Company is writing to offer a temporary reduction in the Exercise Price under the Warrant from $5.00 to $0.10,1 subject to the terms of this letter (the “Reduced Exercise Price”).

To accept this offer, you must do all of the following by no later than April 21, 2023: (1) Countersign this letter indicating your agreement to an amendment to any Warrants held by you to provide for the Reduced Exercise Price pursuant to Section 15(a) of the Warrants; (2) complete and deliver the questionnaire attached hereto as Attachment 1 that certifies that you are an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended; (3) Fully exercise any Warrants held by you by completion and delivery to the Company of an Exercise Notice in the form attached hereto as Attachment 2; and (4) pay the full exercise price of the exercised Warrants to the Company in cash to the bank account specified in the information attached hereto as Attachment 3, in accordance with the terms of the Warrants. Upon receipt of payment for exercise, duly-executed exercise notice and questionnaire, the Company will issue the number of shares of common stock provided for under exercised Warrants. As provided in the Warrants, the shares will have restrictions on transfer. If you choose not to participate in this offer according to its terms on or prior to April 21, 2023, with the Company receiving cash on or prior to such date, then the original terms of the Warrant will remain unchanged. Specifically, the Exercise Price under the Warrant will remain at $5.00.

This letter shall constitute a notice to each Warrant Holder with respect to the foregoing pursuant to Section 12 of the Warrants.

Very truly yours,

Marizyme, Inc.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

WARRANT HOLDER

If an individual:

__________________________

Name:

If an entity:

Name of Warrant Holder:

By:
Name:
Title:

1 All share and share price amounts referenced herein do not give effect to any stock splits, stock combinations, recapitalizations or similar transactions of the common stock of the Company that have not been reflected in the market price of the common stock of the Company quoted on the OTCQB tier of OTC Markets Group, Inc. as of the date hereof. All shares of common stock that are issuable pursuant to exercise of the Warrants shall be subject to an equitable adjustment for any such stock splits, stock combinations, recapitalizations or similar transactions.

Attachment 1

Questionnaire

(Separately attached)

Attachment 2

Exercise Notice

Ladies and Gentlemen:

(1) The undersigned hereby elects to exercise the above-referenced Warrant with respect to ______________ Common Shares. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise under Section 4(b)

☐ Cashless Exercise under Section 4(c) (assuming conditions precedent are met)

(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of $ ______________ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder ________________ Warrant Shares determined in accordance with the terms of the Warrant.

Dated:	HOLDER:

Print name

By:

Title:

Attachment 3

Exercise Payment Instructions

(Separately attached)